SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                       Date of Report - February 10, 2004
                        (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)

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Item 5.   Other Events

On February 10, 2004, Metrologic Instruments, Inc. ("Metrologic") announced the resignation of Mr. Thomas E. Mills as President and COO effective February 27, 2004. A copy of the press release is attached to this Report as Exhibit 99.1.


On February 18, 2004, the Board of Directors of Metrologic also accepted Mr. Mills' resignation as a member of the Board of Directors effective on that date. Additionally, Mr. Mills retired from service as an officer and director of several subsidiaries of the Company.

Item 7.   Financial Statements and Exhibits.

          (c)      Exhibits

          99.1     Metrologic Instruments, Inc. press release dated
                   February 10, 2004 announcing the resignation of Mr. Thomas
                   E. Mills IV as Metrologic's President and COO.






                                   SIGNATURES

       Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 20, 2004                     Metrologic Instruments, Inc.


                                             By:      /s/ Kevin J. Bratton
                                                      ------------------------
                                                      Kevin J. Bratton
                                                      Chief Financial Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit
No. Page


99.1           Metrologic Instruments, Inc. press release dated
               February 10, 2004 announcing the resignation of Mr. Thomas E. Mills IV as Metrologic's President and COO.

EXHIBIT 99.1


Corporate Headquarters
Metrologic Instruments, Inc.
90 Coles Road
Blackwood, NJ 08012-4638                          [COMPANY LOGO]
Tel   856.228.8100
Fax   856.228.6673 (sales)
Fax   856.228-0653 (finance/legal)
www.metrologic.com


           Metrologic Announces the Departure of Tom Mills, President

Blackwood, New Jersey - February 10, 2004 -- Metrologic Instruments, Inc. (NASDAQ-NMS:MTLG), experts in optical image capture and processing solutions that design, manufacture and market sophisticated imaging and scanning solutions for a variety applications today announced that Thomas E. Mills, its President and Chief Operating Officer has given notice of his intention to take a year-long sabbatical of independent study and extended travel with his family effective February 27, 2004. The Company will continue to focus on its strategy of building its market share thereby increasing sales and profits with its restructured senior management organization.

Mr. Mills stated, "It was a difficult personal decision given the significant current and long-term opportunities that Metrologic is now beginning to realize. I am very confident with the Company's financial and product strength, and the direction in which the Company is headed. I have the utmost faith in the capabilities of the management team that is carrying forward Metrologic's market-driven focus."


C. Harry Knowles, Metrologic's CEO, commented, "We have reluctantly accepted Tom's decision to leave and recognize the personal and family sacrifices he has made. Tom's departure is entirely personal in nature, and his decision is not related to Metrologic. We greatly appreciate Tom's contributions over the last 10 years, which have been important to the growth of the company. He will be missed by all of us." Mr. Knowles further stated, "While I have agreed to resume the role of President and CEO, it is critical to emphasize that the current leadership structure in place at Metrologic will insure the continued growth of the business."


About Metrologic
Metrologic designs, manufactures and markets bar code scanning and high-speed automated data capture systems solutions using laser, holographic and vision-based technologies. Metrologic offers expertise in 1D and 2D bar code reading, portable data collection, optical character recognition, image lift, and parcel dimensioning and singulation detection for customers in retail, commercial, manufacturing, transportation and logistics, and postal and parcel delivery industries. In addition to its extensive line of bar code scanning and vision system equipment, the company also provides laser beam delivery and control systems to semi-conductor and fiber optic manufacturers, as well as a variety of highly sophisticated optical systems. Metrologic products are sold in more than 110 countries worldwide through Metrologic's sales, service and distribution offices located in North and South America, Europe and Asia.

Forward-Looking Statement
Forward-looking statements contained in this release are highly dependent upon a variety of important factors which would cause actual results to differ materially from those reflected in such forward looking statements. Specifically, the factors that could cause actual results to differ from expectations include the ability and likelihood of success of the reorganized senior management team to continue the operations. When used in this release and documents referenced, the words "believes", "expects", "may", "should", "seeks", or "anticipates", and similar expressions as they relate to Metrologic or its management are intended to identify such forward-looking statements. For additional factors, please see Metrologic's reports filed with the Securities and Exchange Commission.


For more information contact:
Dale Fischer, Vice President
(856)228-8100
Email: Investor@metrologic.com